Exhibit 99.2
MAXSTREAM, INC.
FINANCIAL STATEMENTS (Unaudited)
Six Months Ended June 30, 2006 and 2005

Exhibit 99.2
MAXSTREAM, INC.
BALANCE SHEET (Unaudited)

June 30, 2006
ASSETS

Current Assets:
Cash and cash equivalents	$3,610,332
Accounts receivable, net	959,854
Inventories	1,290,036
Other assets	19,429

Total current assets	5,879,651

Property and Equipment, net	284,849

Total assets	$6,164,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$685,674
Accrued expenses	417,753
Current portion of deferred tax liability	123,496
Other current liabilities	121,401

Total current liabilities	1,348,324

Deferred Tax Liability, net of current portion	58,174

Total liabilities	1,406,498

Series A Preferred Stock, 5,000,000 shares authorized; 4,250,000 shares issued and outstanding; no par value	1,500,000

Stockholders’ Equity:
Common stock, 20,000,000 shares authorized; 7,528,287 shares issued; and 7,426,739 shares outstanding; no par value	89,289
Treasury stock — at cost; 101,548 shares	(52,805)
Retained earnings	3,221,518

Total stockholders’ equity	3,258,002

Total liabilities and stockholders’ equity	$6,164,500

The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
STATEMENTS OF INCOME (Unaudited)

	Six Months Ended June 30,
	2006	2005
Revenues:
Product sales	$7,022,538	$4,371,011
Technical support	5,070	5,965

	7,027,608	4,376,976

Cost of Sales	3,016,592	1,583,129

Gross Profit	4,011,016	2,793,847

Operating Expenses:
General and administrative	2,156,726	1,477,831
Selling	385,454	308,215
Research and development	63,408	160,805

Total operating expenses	2,605,588	1,946,851

Income from Operations	1,405,428	846,996

Other Income (Expense):
Interest income	35,124	19,778
Interest expense	(505)	(58)
Other	2,956	12,416

Total other income (expense)	37,575	32,136

Net Income Before Income Taxes	1,443,003	879,132

Income Tax Expense	563,596	342,860

Net Income	$879,407	$536,272

     The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash Flows from Operating Activities:
Net income	$879,407	$536,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,388	28,161
Deferred income tax expense (benefit)	(100,966)	131,592
Compensation from stock options granted	28,643	8,727
Changes in assets and liabilities:
Accounts receivable	151,234	(48,404)
Inventories	(562,647)	(34,387)
Other assets	(6,382)	(7,779)
Accounts payable	(366,761)	149,928
Other current liabilities	224,875	67,416

Total adjustments	(591,616)	295,254

Net cash provided by operating activities	287,791	831,526

Cash Flows from Investing Activities:
Purchases of property and equipment	(55,763)	(40,298)

Net cash used by investing activities	(55,763)	(40,298)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	2,571	—

Net cash provided by financing activities	2,571	—

Net Increase in Cash and Cash Equivalents	234,599	791,228

Cash and Cash Equivalents, Beginning of Year	3,375,733	1,708,907

Cash and Cash Equivalents, End of Year	$3,610,332	$2,500,135

     The accompanying notes are an integral part of these financial statements.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 1.	Organization, Business and Basis of Presentation

Nature of Business

MaxStream, Inc. (the Company) was incorporated under the laws of the State of Utah on September 20, 1999 to develop and manufacture radio frequency device-to-device communication systems for a variety of applications, including lighting and irrigation control systems, point-of-sale terminals, automatic meter reading, and fleet management. The Company’s customers include OEMs, integrators, distributors, and governmental and educational agencies.

Basis of Presentation

The balance sheet as of June 30, 2006 and the statements of operation and cash flows for the six months ended June 30, 2006 and 2005 have been prepared by the Company without audit. The amounts included in the notes to the financial statements for the six months ended June 30, 2006 and 2005 have also been prepared by the Company without audit. In the opinion of the Company’s management, all adjustments (which include only normal recurring adjustments) necessary for a fair statement of the financial position, results of operations and cash flows at June 30, 2006 and the six month periods ended June 30, 2006 and 2005 have been made. Interim results are not necessarily indicative of the results for the full year.

On July 27, 2006, the Company was acquired by Digi International Inc. (Digi), based in Minnetonka, Minnesota. All outstanding shares of capital stock and all options to purchase capital stock of the Company were converted into the right to receive an aggregate of $19.25 million in cash and an aggregate of 1,650,919 shares of Digi stock, in addition to a working capital adjustment based on the July 27, 2006 balance sheet of the Company, as provided under the terms of the merger agreement.

Note 2.	Inventory

Inventories are valued at the lower of cost or market. Cost is determined using the average cost method, and market is defined as the lower of replacement cost or realizable value. Inventories consist primarily of finished electronic components.

Note 3.	Property and Equipment

The composition of property and equipment as of June 30, 2006 is as follows:

June 30,
2006
Electronic test equipment	$302,779
Computers and software	181,784
Furniture and fixtures	8,204
Vehicles	6,600

Total property and equipment	499,367
Accumulated depreciation	(214,518)

Property and equipment, net	$284,849

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 4.	Stock-Based Compensation

During the year ended December 31, 2001, the Company adopted a stock incentive plan (the Plan) that provides for the issuance of options to employees to purchase up to an aggregate of 1,000,000 common shares. Twenty-five percent of the options vest beginning one year after the date of grant. The remaining 75% vest equally over 36 months and expire on the earlier of 10 years from the date of grant or upon termination of employment. On January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (FAS No. 123R).

During the six months ended June 30, 2006, the Board of Directors granted 2,000 options to one individual with an exercise price of $0.30 per share. In addition, one employee exercised 12,717 options, for which the Company issued stock, and a total of 13,123 options were cancelled during the six months ended June 30, 2006, because the option grantee became ineligible to exercise the options pursuant to the option agreement.

A summary of stock option activity, and related information for the six months ended June 30, 2006, is as follows:

			Weighted-
	Outstanding Stock Options		Average
	Number	Exercise	Exercise
	Outstanding	Price	Price
Balance at December 31, 2005	365,236	$0.18-0.30	$0.21
Options granted	2,000	$0.30	$0.30
Options exercised	(12,717)	$0.18-0.30	$0.20
Options cancelled	(13,123)	$0.30	$0.30

Balance at June 30, 2006	341,396	$0.18-0.30	$0.22

Of the total number of options outstanding at June 30, 2006, 189,510 options were exercisable.

Prior to adopting FAS No. 123R, the Company elected to expense stock options in accordance with APB Opinion No. 25 “Accounting for Stock Issued to Employees” as well as the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123 “Accounting of Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” Compensation expense recognized during the six months ended June 30, 2006 and 2005 totaled $28,643 and $8,727, respectively, with related income tax benefits of $11,171 and $3,404, respectively. Had compensation expense been determined based on fair value at the grant date consistent with the provisions of SFAS 123, the Company’s results of operations for the six months ended June 30, 2005, would have been reduced to the pro forma amounts indicated below:

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 4.	Stock-Based Compensation (Continued)

Six Months
Ended
June 30, 2005
Net income as reported	$536,272
Add: Total stock-based employee compensation expense included in reported net income, net of income tax effects	$5,323
Deduct: Total stock-based employee compensation expense determined by fair value-based method of awards, net of income tax effects	(8,073)

Net income pro forma	$533,522

The pro forma effect on net income may not be representative of the effect on net income for future periods due to among other things: (i) the vesting period of future stock options and (ii) the fair value of additional stock options in future years.

The fair value of the options granted is estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Six Months	Six Months
	Ended	Ended
	June 30, 2006	June 30, 2005
Expected dividend yield	$—	$—
Expected stock price volatility	278%	indeterminable
Risk-free interest rate	4.37%	3.0% - 4.1%
Expected life of options	5 years	5 years
The fair value of each option award granted during the periods presented was estimated using the Black-Scholes option valuation model that uses the assumptions noted in the table above. The expected life of options granted is primarily derived from the vesting period, as little historical information is available, and represents the period of time that options granted are expected to be outstanding. The risk-free rate used is the U.S. Treasury bond rate in effect at the time of the grant whose maturity equals the term to expiration of the option.

The weighted-average fair value of options granted during the six months ended June 30, 2006 and 2005 was $3.06 and $1.23, respectively.

MAXSTREAM, INC.
NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 5.	Subsequent Event

On July 27, 2006, the Company was acquired by Digi International Inc. (Digi) based in Minnetonka, Minnesota. Under the terms of the purchase agreement, all outstanding shares of capital stock and all options to purchase capital stock of the Company were converted into the right to receive an aggregate of $19.25 million in cash and an aggregate of 1,650,919 shares of Digi stock, in addition to a working capital adjustment based on the July 27, 2006 balance sheet of the Company, as provided under the terms of the merger agreement. The Company is continuing to do business in Lindon, Utah as MaxStream, Inc.